EXHIBIT 32.1

                          CERTIFICATIONS PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with amendment number one to the Annual Report of Strategic Gaming Investments, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Commission on the date hereof (the "Report"), we, Lawrence S. Schroeder, Chief Executive Officer of the Company, and Jason F. Griffith, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




By:   	/s/ Lawrence S. Schroeder 		Dated:	April 17, 2007
      	---------------------------
      	Lawrence S. Schroeder
Title: 	Chief Executive Officer and Principal Executive Officer
	of Strategic Gaming Investments, Inc.


By:	/s/ Jason F. Griffith			Dated:	April 17, 2007
	---------------------------
	Gregory L. Hrncir
Title:	Chief Financial Officer, Chief Financial and Accounting
      	Strategic Gaming Investments, Inc.



      This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.